Exhibit 10.8

FORM OF SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of June __, 2021, is entered into as a deed by and among Broadstone Sponsor LLP, a United Kingdom limited liability partnership (the “Sponsor”), Broadstone Acquisition Corp., a Cayman Islands exempted company (“Broadstone”), Vertical Aerospace Group Ltd., a company limited by shares incorporated in England and Wales under registration number 12590994 (the “Company”), Vertical Aerospace Ltd., a Cayman Islands exempted company incorporated with limited liability (“Pubco”) and Vertical Merger Sub Ltd., a Cayman Islands exempted company incorporated with limited liability (“Merger Sub”). The Sponsor, Broadstone and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, concurrently with the execution of this Agreement, Broadstone, Pubco, Merger Sub, the Sponsor, the Company and certain other parties thereto are entering into that certain Business Combination Agreement dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, Broadstone will merge with and into Merger Sub (the “Merger”) and Pubco will acquire all of the issued and outstanding shares of the Company (the “Share Acquisition”);

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor agrees that it will (a) vote in favor of approval of the Business Combination Agreement, the Ancillary Documents and the transactions contemplated by each of them, including the Shareholder Approval Matters (b) waive any adjustment to the conversion ratio or any other anti-dilution or similar protection with respect to the Purchaser Class B Shares set forth in the Organisational Documents of Broadstone and/or, after giving effect to the Merger, the Pubco Ordinary Shares set forth in the Organisational Documents of Pubco (in each case resulting from the transactions contemplated by the Business Combination Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

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1.            Agreement to Vote.

(a)            The Sponsor hereby irrevocably and unconditionally agrees, at any meeting of the shareholders of Broadstone duly called and convened in accordance with the Organisational Documents of Broadstone, whether or not adjourned and however called, including at the Special Shareholder Meeting or otherwise, and in any action by written consent of the shareholders of Broadstone, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of the Sponsor’s Purchaser Class B Shares and Purchaser Class A Shares (if any) (the “Sponsor Purchaser Ordinary Shares”), in each case, held of record or beneficially by Sponsor as of the date of this Agreement, or to which the Sponsor acquires record or beneficial ownership after the date hereof and prior to the Share Acquisition Closing (the “Closing”) (including by reason of the Merger) (collectively, the “Subject Equity Securities”) in favor of each of the Shareholder Approval Matters, in each case, to the extent such Subject Equity Securities are entitled to vote thereon or consent thereto (ii) when such meeting is held, appear at such meeting or otherwise cause the applicable Subject Equity Securities to be counted as present thereat for the purpose of establishing a quorum, (iii) to the fullest extent permitted under applicable Law, waive any dissenters, appraisal or other similar rights, whether such rights are afforded by law or contract, in respect of the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, including the Merger, (iv) to vote against, or cause to be voted against, or withhold consent, or cause consent to be withheld, with respect to, any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of Broadstone, Pubco or Merger Sub’s (each a “Broadstone Party”) covenants, agreements or obligations under the Business Combination Agreement or any of the Ancillary Documents or (y) any of the conditions to the consummate of the Transactions set forth in Articles 10.1 (Condition to Each Party’s Obligations) or 10.3 (Conditions to Obligations of Purchaser, Pubco and Merger Sub) of the Business Combination Agreement not being satisfied; and (v) not to redeem, elect to redeem or tender or submit any of its Subject Equity Securities for redemption in connection with the Shareholder Approval Matters, the Merger, the Share Acquisition or any other transactions contemplated by the Business Combination Agreement. Without limiting the generality of the foregoing, prior to any valid termination of the Business Combination Agreement, to the extent within its power to do so in its capacity as holder of Sponsor Purchaser Ordinary Shares, the Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement and on the terms and subject to the conditions set forth therein. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the transactions contemplated by the Merger Agreement or any action described above is recommended by Broadstone’s or the Sponsor’s board of directors.

(b)            The Sponsor irrevocably and unconditionally agrees that, as promptly as reasonably practicable (and in any event within five (5) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act and upon written notice thereof from the Company or Broadstone, it shall duly execute and deliver to Pubco properly completed and duly executed stock transfer form(s), in each case with respect to that Subject Equity Securities, or indemnities in respect thereof (the “STFs”), together with any and all Ancillary Documents required to be executed and delivered by the Sponsor as such are provided for in the Business Combination Agreement, and any other agreement, instrument or document required by the Company or Broadstone to validate, give effect to or otherwise implement the Business Combination Agreement and the Transactions (together the “Share Acquisition Documents”).

(c)            The Sponsor hereby agrees, consents to and approves (i) the transactions contemplated by the Business Combination and the Ancillary Documents and (ii) entry into by the Sponsor the Business Combination Agreement and the Share Acquisition Documents.

(d)            Without limiting any other rights or remedies of the Company, in the event that Sponsor fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a) or Section 1(b) hereof (such failure, a “POA Event”), then, solely in such circumstances and solely to the extent set forth herein, the Sponsor hereby irrevocably appoints each member of the board of directors of the Company as the Sponsor’s true and lawful representative, agent, attorney and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of Sponsor (the “Appointment”), (i) to execute and deliver on its behalf all Share Acquisition Documents, (ii) to attend on behalf of Sponsor any meeting of Broadstone’s shareholders with respect to the matters described in Section 1(a) or Section 1(b) hereof, (iii) to include the applicable Subject Equity Securities in any computation for purposes of establishing a quorum at any such meeting of the holders of Purchaser Ordinary Shares and (iv) to vote (or cause to be voted), or deliver a written consent (or withhold consent), or waive, revoke or not assert any right, if applicable, with respect to the applicable Subject Equity Securities on the matters specified in, and in accordance and consistent with Section 1(a) or Section 1(b) hereof in connection with any meeting of the holders of Purchaser Ordinary Shares or any action by written consent by the holders of Purchaser Ordinary Shares. The Sponsor hereby revokes any appointment previously granted by it with respect to the Subject Equity Securities, if any. Notwithstanding anything contained herein to the contrary, this Appointment shall automatically terminate upon the earlier of the termination of the Business Combination Agreement in accordance with its terms or the Share Acquisition Closing.

(e)            The Appointment granted by the Sponsor is granted in consideration for the Company and Broadstone entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The Appointment granted by the Sponsor is unconditional and irrevocable and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Sponsor. The Appointment may only be exercised with respect to the matters described in Section 1(a) or Section 1(b). Upon the occurrence of a POA Event, the Sponsor hereby approves, authorizes and ratifies everything which any member of the board of directors of the Company shall lawfully due pursuant to this Section 1 to the extent consistent with the terms and conditions of this Agreement, the Business Combination Agreement and the Share Acquisition Documents.

2.            Waiver of Anti-dilution Protection. Subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by law, the Sponsor (on behalf of itself and for its successors, heirs and assigns) hereby waives, and agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the Purchaser Class B Shares held by it convert into Purchaser Class A Shares, as set out in Article 17.3 of the Amended and Restated Memorandum and Articles of Association of Broadstone (or Pubco Ordinary Shares), in connection with the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, provided always that this Section 2 shall not apply to the extent that any such waiver by the Sponsor will result in the Purchaser Class B Shares converting into Purchaser Class A Shares (or Pubco Ordinary Shares) on anything less than a one-for-one basis.

3.            Transfer of Shares.

(a)            Except as expressly contemplated by the Business Combination Agreement (including in connection with the Merger) or with the prior written consent of the Company (such consent to be given or withheld in its sole discretion), from and after the date hereof until the effective date of the termination of this Agreement in accordance with Section 7, the Sponsor hereby agrees that it shall not (i) Transfer any of its Subject Equity Securities, (ii) enter into (A) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Sponsor to Transfer its Subject Equity Securities or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Equity Securities, or (iii) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (i) or (ii); provided, however, that the foregoing shall not apply to any Transfer (1) to Broadstone’s officers or directors, any members or partners of the Sponsor, any Affiliates of the Sponsor, or any employees of such Affiliate; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual or to a charitable organization; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Sponsor’s Organizational Documents upon liquidation or dissolution of the Sponsor; provided, that the Sponsor shall, and shall cause any transferee of its Subject Equity Securities of the type set forth in clauses (1) through (5), to enter into a written agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by this Agreement prior to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

(b)            In furtherance of the foregoing, to the extent that the Sponsor holds Subject Equity Securities that are listed on NYSE the Sponsor hereby agrees to (i) place a revocable stop order on all such Subject Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify Broadstone’s transfer agent in writing of such stop order and the restrictions on such Subject Equity Securities under Section 3(a) and direct Broadstone’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of the Sponsor under this Section 3(a) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Equity Securities.

(c)            The transfer restrictions provided for in section 7 of the letter agreement entered into between, inter alia, the Sponsor and Broadstone, dated September, 10, 2020 (the “Insider Letter Agreement”), shall not apply to any transfer of Purchaser Class B Shares or Purchaser Private Warrants by the Sponsor pursuant to the terms of the Business Combination Agreement. Furthermore, at Share Acquisition Closing, the Transfer Restriction (as such term is defined in the Lock-Up Agreement for the Sponsor) shall replace and supersede in its entirety the transfer restriction imposed on the Sponsor and the Insiders (as such term is defined in the Insider Letter Agreement) pursuant to section 7 of the Insider Letter Agreement.

4.            Release of Claims. In consideration for the benefits to be received by the Sponsor under the terms of the Business Combination Agreement and the Ancillary Documents, subject to and effective as of the Closing, the Sponsor, for and on behalf of itself and each of its heirs, executors, administrators, personal representatives, successors, assigns and subsidiaries, hereby acknowledges full and complete satisfaction of and fully and irrevocably releases and forever discharges the Company, Broadstone, the Target Companies, Pubco, Merger Sub, each of their respective subsidiaries and their predecessors, successors, assignees, parent companies, shareholders and investors (direct and indirect) and, in each case, each of their respective Affiliates, officers, directors, partners, employees, agents, attorneys and other representatives, past and present (collectively, the “Released Entities”), from liability on or for any and all charges, claims, controversies, actions, causes of action, cross claims, counterclaims, demands, debts, duties, sanctions, fines, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs, attorney’s fees, sums of money, suits, contracts, covenants, controversies, agreements, promises, responsibilities, obligations and accounts of any kind, nature or description whatsoever in Law or in equity (“Actions”), direct or indirect, past, present and future, and whether or not now or heretofore known, suspected, matured or unmatured, contingent or uncontingent, or claimed against the Released Entities, through to and including the Closing, arising out of, or relating to, (x) the Sponsor’s ownership of any Sponsor Purchaser Ordinary Shares or any equity or debt interests in Broadstone prior to the Closing, (y) the organization, management or operation of the business of Broadstone relating to any matter, occurrence, action, inaction, omission or activity prior to the Closing, in each case, in the Sponsor’s capacity as an equity or debt securityholder, and (z) the negotiation, implementation or closing of the transactions contemplated by the Business Combination Agreement; provided, that such release shall not release the Released Entities for (i) any Actions arising out of or related to the Released Entities’ respective Organisational Documents, to provide indemnification, reimbursement or advancement of expenses to the Sponsor in respect of actions taken or omitted in the Sponsor’s capacity as an officer and/or director of such Released Entity prior to the Closing, (ii) any Actions arising out of or related to the Released Entities’ contracts with or obligations to the Sponsor in respect of compensation arrangements as an officer and/or director of such Released Entity prior to the Closing, (iii) any Actions arising under, or in connection with, any commercial agreements as between any direct or indirect portfolio companies of the Sponsor or its Affiliates and any Released Entity, or (iv) for the avoidance of doubt, any Actions arising in Sponsor’s capacity as a member of Pubco under its Organisational Documents (if applicable), the New Registration Rights Agreement, in each case, arising after the Closing.

5.            Other Covenants.

(a)            The Sponsor hereby agrees that it shall be bound by and subject to Sections 8.14 (Public Announcements) and 8.15 (Confidential Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement.

(b)            The Sponsor hereby covenants and agrees that it shall not, at any time prior to termination of this Agreement, (i) enter into any voting agreement or voting trust with respect to any Subject Equity Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Sponsor’s Subject Equity Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent the Sponsor from satisfying, its obligations pursuant to this Agreement.

(c)            The Sponsor acknowledges and agrees that the Company is entering into the Business Combination Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Company would not be entering into or agreeing to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

6.            Representations and Warranties. The Sponsor represents and warrants to the Company as follows:

(a)            The Sponsor is duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation.

(b)            The Sponsor has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Sponsor. This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a valid, legal and binding agreement of the Sponsor (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against the Sponsor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)            No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Sponsor with respect to the Sponsor’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d)            None of the execution or delivery of this Agreement by the Sponsor, the performance by the Sponsor of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Sponsor’s Organisational Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Sponsor is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Sponsor or any of its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Equity Securities, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of the Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(e)            The Sponsor is the record and beneficial owner of the Sponsor Purchaser Ordinary Shares and has valid, good and marketable title to the Sponsor Purchaser Ordinary Shares (and, following the consummation of the Merger, the Pubco Ordinary Shares received by the Sponsor in exchange for the Sponsor Purchaser Ordinary Shares (the “Sponsor Pubco Shares”)), free and clear of all Liens (other than transfer restrictions under the Securities Act, under the Organisational Documents of Broadstone (or, following the Merger the Organisational Documents of Pubco), or as set forth in the Broadstone Disclosure Schedules). Except for the Equity Securities of Broadstone set forth on Schedule I hereto, together with any other Equity Securities of Broadstone and/or Pubco that the Sponsor acquires record or beneficial ownership of after the date hereof that is either permitted pursuant to, or acquired in accordance with, the Business Combination Agreement (including in connection with the Merger), the Sponsor does not own, beneficially or of record, any Equity Securities of Broadstone or Pubco or have the right to acquire any Equity Securities of Broadstone or Pubco. The Sponsor has the sole right to vote (and provide consent in respect of, as applicable) the Sponsor Purchaser Ordinary Shares (and following the Merger the Sponsor Pubco Shares) and, except for this Agreement, the Business Combination Agreement, the Organisational Documents of Broadstone, the Organisational Documents of Pubco or any proxy given for purposes of voting in favor of the Shareholder Approval Matters, the Sponsor is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) requiring the Sponsor to Transfer any of the Sponsor Purchaser Ordinary Shares (or, following the Merger the Sponsor Pubco Shares) or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Sponsor Purchaser Ordinary Shares (or, following the Merger the Sponsor Pubco Shares) in a manner inconsistent with the requirements of this Agreement. The Sponsor holds 100% of the issued and outstanding Purchaser Class B Shares as of the date hereof.

(f)            There is no Action pending or, to the Sponsor’s knowledge, threatened against or involving the Sponsor or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Sponsor to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g)            The Sponsor, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which it is or will be a party and (ii) it has been furnished with or given access to such documents and information about the Company and their respective businesses and operations as it and its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.

(h)            In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Sponsor has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any of the Target Companies (including, for the avoidance of doubt, none of the representations or warranties of the Company set forth in the Business Combination Agreement or any other Ancillary Document to which the Sponsor is not and will not be a party) or any other Person, either express or implied, and the Sponsor, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the Target Companies or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

7.            Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) Section 4 shall survive any termination of this Agreement, (ii) the termination of this Agreement shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud, and (iii) Section 5(a) (solely to the extent that it relates to Section 8.15 (Confidential Information) of the Business Combination Agreement), Section 19, and Section 20 shall each survive any termination of this Agreement.

8.            No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Representatives of any Party (other than the Persons named as parties hereto), and (b) none of the Representatives of any Party (other than the Persons named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, in no event shall Broadstone have any obligations or Liabilities related to or arising out of the covenants, agreements, obligations, representations or warrants of the Sponsor under this Agreement (including related to or arising out of any breach of any such covenant, agreement, obligation, representation or warranty by the Sponsor).

9.              Further Assurances. From time to time, at the request of the Company, Pubco or Merger Sub, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement. The Sponsor further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against the Company, any Affiliate of the Company, Pubco, Merger Sub, or any of their respective successors and assigns challenging the transactions contemplated by the Business Combination Agreement, including the Share Acquisition.

10.            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and/or beneficial owner of the Subject Equity Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any Broadstone Party or as an officer, employee or fiduciary of a Broadstone Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Broadstone Party.

11.            Disclosure. The Sponsor hereby authorizes each of Broadstone, the Company, Pubco and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC the Sponsor’s identity and ownership of the Subject Equity Securities and the nature of the Sponsor’s obligations under this Agreement.

12.            Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Broadstone’s capital stock by reason of any split-up, reverse stock split, recapitalisation, combination, reclassification, exchange of shares or the like, the term “Subject Equity Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13.            No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which shall, for the avoidance of doubt, include any successor to Broadstone, including Pubco, which successor shall be bound by all obligations and entitled to enforce all rights of Broadstone under this Agreement) and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement; provided, however, that each of the Released Entities shall be express third-party beneficiaries of Section 4; each Target Company shall be an express third-party beneficiary of Section 6(h) and each Insider shall be an express third-party beneficiary of Section 3(c). Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14.            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to the Sponsor, to:

Broadstone Sponsor LLP
7 Portman Mews South, Marylebone, London W1H 6AY, United Kingdom
Attn: Edward Hawkes and Marc Jonas
Email: ######@#####.### and ######@#####.###

with a copy to (prior to the Closing) (which will not constitute notice):

Winston & Strawn London LLP

CityPoint, One Ropemaker Street, London EC2Y 9AW, United Kingdom

Attn: Paul Amiss and Nicholas Usher

Email: ######@#####.### and ######@#####.###

If to Broadstone, to:

Broadstone Acquisition Corp.
7 Portman Mews South, Marylebone, London W1H 6AY, United Kingdom
Attn: Edward Hawkes and Marc Jonas
Email: ######@#####.### and ######@#####.###

with a copy to (prior to the Closing) (which will not constitute notice):

Winston & Strawn London LLP

CityPoint, One Ropemaker Street, London EC2Y 9AW, United Kingdom

Attn: Paul Amiss and Nicholas Usher

Email: ######@#####.### and ######@#####.###

If to the Company, to:

Vertical Aerospace Group Ltd.
140-142 Kensington Church Street, London, W8 4BN, United Kingdom
Email: ######@#####.###

with a copy (which shall not constitute notice) to:

Latham & Watkins (London) LLP

99 Bishopsgate, London, EC2M 3XF, United Kingdom

Attn: David Stewart and Robbie McLaren

Email: ######@#####.### and ######@#####.###

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

15.            Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Parties.

16.            Waiver. No failure or delay by any Party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such Party.

17.            Entire Agreement. This Agreement, the Business Combination Agreement and the other Ancillary Documents constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

18.            Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

19.            Fees and Expenses. Except as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the Sponsor shall be deemed to be Purchaser Transaction Expenses.

20.            No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Equity Securities. All rights, ownership and economic benefits of and relating to the Subject Equity Securities shall remain vested in and belong to the Sponsor, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of any Broadstone Party or exercise any power or authority to direct the Sponsor in the voting of any of the Subject Equity Securities, except as otherwise expressly provided herein with respect to the Subject Equity Securities. Except as otherwise expressly provided in Section 1, the Sponsor shall not be restricted from voting in favor of, against or abstaining with respect to or giving (or withholding) its written consent to any other matters presented to the shareholders of Broadstone (or any successor thereto).

21.            Non-Survival. The representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenants contemplates or requires performance at or prior to the Closing) in this Agreement shall terminate at the Closing, and each covenant and agreement contained herein that by its terms, expressly contemplates performance after the Closing shall so survive the Closing in accordance with its terms, in each case, subject to Section 7; provided, however, notwithstanding the foregoing the Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to Closing or actual fraud shall not be affected.

22.            Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognises and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

23.            Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

24.            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

25.            Governing Law; Jurisdiction. This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to hear, determine and settle any Disputes and, for such purposes, irrevocably submit to the jurisdiction of such courts, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Section 25, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.

26.            Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a DEED as of the date first written above.

[signature page follows]

SCHEDULE I

Equity Securities of Broadstone as of the date hereof

Shareholder	Number of Purchaser Class A Shares	Number of Purchaser Class B Shares	Number of Purchaser Public Warrants	Number of Purchaser Private Warrants
Broadstone Sponsor LLP	0	7,632,575	0	8,106,060

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a DEED as of the date first written above.

Executed as a Deed by	)
BROADSTONE SPONSOR LLP., acting by	)
_____________________,,	)
a director, and	)
_____________________, a director	)
)
)

[Signature Page to Sponsor Letter Agreement]

Executed as a Deed by	)
BROADSTONE ACQUISITION CORP., acting by	)
_____________________,,	)
a director, and	)
_____________________, a director	)
)
)

[Signature Page to Sponsor Letter Agreement]

Executed as a Deed by	)
VERTICAL AEROSPACE LTD., acting by	)
_____________________,,	)
a director, and	)
_____________________, a director	)
)
)

[Signature Page to Sponsor Letter Agreement]

Executed as a Deed by	)
VERTICAL AEROSPACE GROUP LTD., acting by	)
_____________________,,	)
a director, and	)
_____________________, a director	)
)
)

[Signature Page to Sponsor Letter Agreement]

Executed as a Deed by	)
VERTICAL MERGER SUB LTD., acting by	)
_____________________,,	)
a director, and	)
_____________________, a director	)
)
)

[Signature Page to Sponsor Letter Agreement]